UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 5, 2008

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2008 Annual Meeting of Stockholders

The board of directors of PAETEC Holding Corp. (“PAETEC”) has fixed May 20, 2008 as the date for PAETEC’s 2008 annual meeting of stockholders. Any PAETEC stockholder who wishes to submit a proposal for inclusion in PAETEC’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 will be required to deliver such proposal to the Secretary of PAETEC no later than March 31, 2008. PAETEC will not be required to include in its proxy statement and proxy relating to the 2008 annual meeting of stockholders any stockholder proposal which may be omitted from PAETEC’s proxy material pursuant to applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

Sales Plans

In March 2008, Arunas A. Chesonis, PAETEC’s Chairman, President and Chief Executive Officer, and Edward J. Butler, Jr., PAETEC’s Executive Vice President and Chief Operating Officer, entered into sales plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1(c) permits stockholders to adopt written pre-arranged stock trading plans subject to specified restrictions. Under the plans, the stockholders can spread stock trades out over an extended period of time to minimize the market effect, can gradually diversify their investment portfolios and can avoid concerns about the timing of transactions.

The sales plan entered into by Mr. Chesonis provides for his sale of up to 2,904,000 shares of common stock from time to time from April 2008 through June 2010. Any sales will be made based on share amounts and other conditions specified in the plan.

The sales plan entered into by Mr. Butler provides for his sale of up to 233,680 shares of common stock from time to time from April 2008 to April 2009. Any sales will be made based on share amounts and other conditions specified in the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: March 7, 2008	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel